FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                  SALOMON INC
            (Exact name of registrant as specified in its charter)

         Delaware                               22-1660266
(State of Incorporation or organization)       (IRS Employer
                                             Identification No.)

Seven World Trade Center, New York, New York            10048
(Address of principal executive offices)              (Zip Code)

If this Form relates to the
registration of a class of debt
securities and is effective
upon filing pursuant to General
Instruction A(c)(1) please
check the following box / /

If this Form relates to the
registration of a class of
debt securities and is to
become effective
simultaneously with the
effectiveness of a concurrent
registration statement under
the Securities Act of 1933
pursuant to General
Instruction A(c)(2) please
check the following box / /

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class           Name of each exchange on which
To be so registered           each class is to be registered

Depositary Shares each        The New York Stock Exchange, Inc.
representing a 1/20th
interest in a share of
8.40% Cumulative Preferred
Stock, Series E

8.40% Cumulative              The New York Stock Exchange, Inc.
Preferred Stock,
Series E*


Securities to be registered pursuant to Section 12(g) of the Act:

                            None
                          (Title of Class)

     ______________________________
     * Application to be made for listing, not for trading, in connection with the registration of the Depositary Shares.

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
          REGISTERED.

          For a description of the securities to be registered hereunder, reference is made to the information under the headings "Description of Preferred Stock" and "Description of Depositary Shares" in the registrant's Prospectus dated June 12, 1992 (Registration No. 33-48199), as supplemented by the information under the headings "Certain Terms of the Depositary Shares" and "Certain Terms of the Series E Preferred Stock" in the registrant's Prospectus Supplement dated February 6, 1996, filed on February 8, 1996, which information is hereby incorporated herein by reference and made part of this application in its entirety.

Item 2.   EXHIBITS

  1(a)    Proposed form of Depositary Receipt.

  1(b)    Proposed form of share certificate for the registrant's   8.40%
          Cumulative Preferred Stock, Series E.

  2(a) Certificate of Incorporation, as amended, of the registrant (incorporated herein by reference to Exhibit 4(a) to Registration Statement No. 33-40600).

  2(b) By-laws, as amended, of the registrant (incorporated herein by reference to Exhibit 3.b to the registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

  2(c) Proposed form of Certificate of Designations relating to the registrant's 8.40% Cumulative Preferred Stock, Series E.

  2(d) Proposed form of Deposit Agreement between the registrant and First Chicago Trust Company of New York, as depositary
          (incorporated herein by reference to Exhibit 4(d) to Registration Statement No. 33-48199).

  3 Prospectus Supplement dated February 6, 1996, to the Prospectus dated June 12, 1992 (which supplement includes therein the Prospectus dated June 12, 1992).

                                 SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   SALOMON INC

Dated:  February 12, 1996
                                   By:/s/ Richard J. Carbone
                                      Richard J. Carbone
                                      Principal Accounting
                                      Officer and Controller

                             INDEX TO EXHIBITS



Exhibit No.                   Exhibit

  1(a)     Proposed form of Depositary Receipt.

  1(b)     Proposed form of share certificate for
           the registrant's 8.40% Cumulative
           Preferred Stock, Series E.

  2(a) Certificate of Incorporation, as amended, of the registrant (incorporated herein by reference to Exhibit 4(a) to Registration
           Statement No. 33-40600).

  2(b)     By-laws, as amended, of the registrant
           (incorporated herein by reference to
           Exhibit 3.b to the registrant's Annual
           Report on Form 10-K for the year ended
           December 31, 1994).

  2(c)     Proposed form of Certificate of
           Designations relating to the registrant's
           8.40% Cumulative Preferred Stock,
           Series E.

  2(d)     Proposed form of Deposit Agreement
           between the registrant and First Chicago
           Trust Company of New York, as depositary
           (incorporated herein by reference to
           Exhibit 4(d) to Registration Statement
           No. 33-48199).

  3        Prospectus Supplement dated February 6,
           1996, to the Prospectus dated June 12,
           1992 (which supplement includes therein
           the Prospectus dated June 12, 1992).